SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2023

KULR TECHNOLOGY GROUP, INC.
(Exact name of the registrant as specified in its charter)

Delaware	001-40454	81-1004273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4863 Shawline Street, San Diego, California 92111

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (408) 663-5247

Not Applicable

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14D-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KULR	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On November 28, 2023, KULR Technology Group, Inc. (“Company”) virtually held its Annual General Meeting of Stockholders. A total of 67,461,720 shares of common stock, representing 54.38% of the aggregate shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies at the meeting.

The stockholders approved the election of Michael Mo, Morio Kurosaki, and Joanna D. Massey to serve as directors of the Company until the next annual meeting of the shareholders.

The stockholders ratified the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

The stockholders approved, on an advisory basis, the compensation of the named executive officers.

The final voting results on these matters were as follows:

1. Approval of the election of Michael Mo, Morio Kurosaki, and Joanna D. Massey to serve as directors of the Company until the next annual meeting of the shareholders:

Nominee	Votes For	Votes Abstained	Broker Non-Votes
Michael Mo	49,377,809	1,474,075	16,609,836
Morio Kurosaki	48,801,741	2,050,143	16,609,836
Joanna D. Massey	48,836,885	2,014,999	16,609,836

2. Ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023:

Votes For	Votes Against	Votes Abstained
65,006,352	2,163,074	292,294

3. Approval on an advisory basis, the compensation of the named executive officers:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
48,731,589	1,656,834	463,461	16,609,836

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

KULR TECHNOLOGY GROUP, INC.

Date: November 28, 2023	By:	/s/ Michael Mo
Michael Mo
President & Chief Executive Officer